UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2026

JASPER THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39138	84-2984849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Bridge Pkwy Suite #102 Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

(650) 549-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2026, Jasper Therapeutics, Inc. (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the stockholders’ equity reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, the Company no longer satisfies the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”).

The Notice has no immediate effect on the Company’s continued listing or trading of the Company’s common stock on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

Pursuant to Nasdaq Marketplace Rule 5810(c)(2)(C), the Company has 45 calendar days (until October 5, 2026), to submit a plan to regain compliance with the Stockholders’ Equity Requirement (a “Compliance Plan”). The Company currently anticipates that it will be able to take the necessary actions to regain compliance with the $2.5 million Stockholder’s Equity Requirement at such time that it receives stockholder approval of the conversion of its outstanding shares of Non-Voting Convertible Preferred Stock, which approval it intends to seek at a special meeting of stockholders (the “Stockholder Meeting”); however, no assurances can be provided that it will satisfy such requirements or be able to obtain the necessary approvals at its Stockholder Meeting. The Company intends to submit a Compliance Plan, which will discuss the actions it intends to take to regain compliance with the Stockholders’ Equity Requirement, within the required time, monitor its stockholders’ equity and, if appropriate, consider further available options to regain compliance with the Stockholders’ Equity Requirement, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, the Company can be granted an extension of up to 180 calendar days from August 21, 2026 to regain compliance with the Rule.

In the event the Compliance Plan is not accepted by Nasdaq, or in the event the Compliance Plan is accepted but the Company fails to regain compliance within the extension period, the Company will have the right to a hearing before Nasdaq’s Hearing Panel (the “Panel”). The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing. In such event, the Company expects that it would timely submit a request for a hearing and the Company’s securities would then remain listed and eligible for trading on the Nasdaq Capital Market at least pending the ultimate conclusion of any hearing process. There can be no assurance that the Panel would grant the Company’s request for continued listing or that the Company would be able to regain compliance and thereafter maintain its listing on Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include, without limitation, statements regarding Company’s intention to seek stockholder approval of the conversion of the outstanding shares of its Non-Voting Convertible Preferred Stock at its Stockholder Meeting, its intent to submit a compliance plan, its intent or ability to regain compliance with the Stockholders’ Equity Requirement, the outcome of any Nasdaq hearing and appeal process (if applicable), the anticipated actions by the Nasdaq Staff and the Company’s responses and their anticipated outcome, and the ability for the Company’s securities to remain listed on Nasdaq. Any forward-looking statements included herein reflect the Company’s current views, and they involve certain risks and uncertainties, including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: August 26, 2026	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer

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